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                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                                MEGA GROUP, INC.


        Under Section 402 of the Business Corporation Law:

        The undersigned, for the purpose of forming a corporation under Section 402 of the Business Corporation Law, hereby certifies:

        1.      The name of the corporation shall be MEGA GROUP, INC.

        2.      The purposes for which it is formed are:

                (a) To invest in the shares of other corporations, both domestic and foreign and to acquire interests in partnerships, limited partnerships, business trusts or any other type of business entity; to conduct all customary business of a general insurance agency.

                (b) To purchase, lease, exchange, hire or otherwise acquire land with or without buildings thereon, or any interest therein, whatsoever, and wheresoever situated; to erect, construct, rebuild, enlarge, alter, improve, maintain, manage and operate houses, buildings, stores or other works of any description on any land owned or leased by the corporation, or upon any other lands; to sell; lease, sublet, mortgage, exchange or otherwise dispose of any of the lands or any interests therein, or any houses, buildings, stores or other works owned by the corporation and to acquire by lease or purchase the necessary real estate


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and stores to conduct the business of the corporation.

                (c) To borrow money and, from time to time, to make and accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange and other obligations of the corporation for moneys borrowed or in payment for property acquired or for any of the other objects or purposes of the corporation or its business and to secure the payment of any such obligations by mortgage, pledge, deed, indenture, agreement, or other instrument of trust, or by lien upon, assignment of, or agreement in regard to all or any part of the property, rights or privileges of the corporation wherever situated, whether now owned or hereafter to be acquired.

                (d) To purchase, acquire, hold, sell and dispose of all kinds of securities of other corporations.

                (e) To do all other things to the extend permitted under the statutes of the State of New York and in furtherance of the corporate purposes hereinbefore set forth.

        3. The office of the corporation is to be located in the Town of Bethlehem, County of Albany.

        4. The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares, each of which shall have a par value of $0.01.

        5. The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any such process


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served upon him is: c/o Burt Anthony Associates, 208 Delaware Avenue, Delmar,
New York, 12054.

        6.      The subscriber is of the age of eighteen years or over.

        IN WITNESS WHEREOF, this certificate has been signed by the subscriber
this 21st day of December        , 1983.





                                                s/
                                                --------------------------
                                                Lawrence F. Anito, Jr.
                                                111 Washington Avenue
                                                Albany, New York  12210





STATE OF NEW YORK      ) SS:
COUNTY OF ALBANY       )


        On this 21   day of December      , 1983, before me personally came
Lawrence F. Anito, Jr., to me known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation and he duly acknowledged to me that he executed the same.





                                                s/ PATTY A. WOODARD
                                             -----------------------------
                                             Notary Public





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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                MEGA GROUP, INC.

                Under Section 805 of the Business Corporation Law

        We, the undersigned, the president and secretary of Mega Group. Inc., hereby certify:

        1.      The name of the corporation is Mega Group, Inc.

        2. The certificate of its incorporation was filed by the Department of State on December 28, 1983.

        3.      The Certificate of Incorporation is amended:

        (a) To change the 11,738,382 presently issued and outstanding Common Shares at a par value of $0.002 to 1,467,297.75 Common Shares at a par value of $0.016, and to change the 13,261,618 presently unissued Common Shares at a par value of $0.002 to 23,532,702.25 Common Shares at a par value of $0.016. Paragraph 6(a) and (b) of the Certificate of Incorporation is amended to read as follows:

                 6. (a) The total number of shares that may be issued by the corporation is twenty-five million four hundred thousand (25,400,000), of which four hundred thousand (400,000) at a par value of $1.00 each shall be designated 8% Cumulative Convertible Preferred Shares (Preferred Shares) and twenty-five million (25,000,000) at a par value of $0.016 each shall be designated Common Shares (Common Shares).

                    (b)  The number of shares issued at a par value of $0.002
                 is 11,738,382. The 11,738,382 issued shares shall be changed into 1,467,297.75 Common Shares of the par value of $0.016 at the rate of 1 Common Share for every 8 shares presently issued. The number of shares unissued at a par value of $0.002 is 13,261,618. The 13,261,618 unissued shares shall be changed into 23,532,702.25 Common Shares of the par value of $0.016 at the rate of 23,532,702.25/13,261,618 Common Shares for each presently unissued share.
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          (b)    To provide for an adjustment to the conversion ratio
                 applicable to the Preferred Shares in the event of a reverse split of the Common Shares. Paragraph 6(c)(iv) of the Certificate of Incorporation, under the heading of "8% Cumulative Convertible Preferred Shares" is amended to read as follows:

                        (iv) In case at any time before February 28, 1993 or before such date as all of the Preferred Shares have been converted into Common Shares, if such date is sooner than February 28, 1993, the corporation shall split-up the outstanding Common Shares into a greater number of Common Shares or reverse split the outstanding Common Shares into a lesser number of Common Shares, the number of Common Shares issuable upon the conversion of each Preferred Share shall be correspondingly increased or decreased on account of each such split-up or reverse split, respectively.

          The above amendments to the Certificate of Incorporation were authorized by a vote of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon and, with respect to the amendment made by Paragraph 3(b) above, by vote of the holders of a majority of all outstanding shares of each class adversely affected.

          IN WITNESS WHEREOF, we have executed this certificate, and affirm the truth of the statements herein set forth under the penalty of perjury, this 25th day of June, 1992.


                                            /s/ J. CARLOS VIANA
                                          ----------------------------------
                                          J. Carlos Viana,
                                          President


                                            /s/ DAVID G., KLING
                                          ----------------------------------
                                          David G. Kling,
                                          Secretary




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